SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2007

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2007, Washington Real Estate Investment Trust (“WRIT”) sold an additional $15,000,000 aggregate principal amount of 3.875% Convertible Senior Notes due September 15, 2026 (the “Additional Notes”) pursuant to an Underwriting Agreement dated January 17, 2007, by and among WRIT and Credit Suisse Securities (USA) LLC, A.G. Edwards & Sons, Inc., Robert W. Baird & Co., Incorporated and Raymond James & Associates, Inc. (the “Underwriters”). The Additional Notes were issued upon the exercise by the Underwriters of an over-allotment option granted by WRIT. WRIT previously issued $135,000,000 aggregate principal amount of 3.875% Senior Convertible Notes due September 15, 2026 on January 22, 2007 (the “Initial Notes” and, together with the Additional Notes, the “Notes”). The issuance of the Additional Notes brings the total aggregate principal amount of Notes outstanding to $150,000,000.

The Notes were issued pursuant to a Registration Statement on Form S-3 (File No. 333-136921), filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2006, and declared automatically effective on the same date. A Prospectus Supplement dated January 17, 2007 relating to the Notes (the “Prospectus Supplement”) and supplementing the Prospectus dated August 28, 2006 (the “Prospectus”) was filed with the SEC on January 17, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The specific pricing and other terms of the Notes are summarized in WRIT’s Current Report on Form 8-K filed with the SEC on January 23, 2007 (the “Previous 8-K”). The Officers’ Certificate establishing the terms of the Notes was filed as Exhibit 4.2 with the Previous 8-K. A general description of the terms of the Notes is included under the caption “Description of the Notes” in the Prospectus Supplement and under the caption “Description of Debt Securities” in the Prospectus. The form of the Additional Notes is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description
4.1	Form of $15,000,000 aggregate principal amount of 3.875% Convertible Senior Notes due September 15, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By:	/s/ Sara Grootwassink
(Signature)
Sara Grootwassink
Chief Financial Officer

February 2, 2007

Exhibit Index

Exhibit Number	Description
4.1	Form of $15,000,000 aggregate principal amount of 3.875% Convertible Senior Notes due September 15, 2026